UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2011

BCSB Bancorp, Inc.
(Exact Name Of Registrant As Specified In Charter)

Maryland	0-53163	26-1424764
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4111 E. Joppa Road, Suite 300, Baltimore, Maryland 21236
(Address Of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (410) 256-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On July 29, 2011, BCSB Bancorp, Inc. (the “Company”) entered into a Standstill Agreement (the “Agreement”) with Financial Edge Fund, L.P., Financial Edge - Strategic Fund, L.P., Goodbody/PL Capital, L.P., PL Capital, LLC, PL Capital Advisors, LLC, Goodbody/PL Capital, LLC, John W. Palmer and Richard J. Lashley (collectively, the “PL Capital Parties”).  Pursuant to the Agreement, the Company and Baltimore County Savings Bank, F.S.B. (the “Bank”) expanded their Boards of Directors by one member and appointed Mr. Lashley as a director of both entities.

The PL Capital Parties agreed that, for so long as Richard Lashley (or, in the event of the death, disability or resignation of Mr. Lashley, a substitute nominee of the PL Capital Parties, whose substitution would be subject to the approval of the Company’s Board of Directors in its sole discretion, provided that the selection by the PL Capital Parties of John W. Palmer as a substitute nominee would be deemed approved by the Company’s Board of Directors) remains a director of the Company or the Bank (the “Standstill Period”), they and their affiliates or associates (as defined in Rule 12b-2 promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) will not (and they will not assist or encourage others to), directly or indirectly, in any manner, without prior written approval of the Board of Directors of the Company:

(i) acquire, offer to acquire, solicit an offer to sell or agree to acquire directly or indirectly, alone or in concert with others, by purchase, gift or otherwise, any direct or indirect beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) or any direct or indirect interest in any securities or direct or indirect rights, warrants or options to acquire, or securities convertible into or exchangeable for (collectively, an “Acquisition”), any securities of the Company (“Securities”), provided that the PL Capital Parties may sell shares without the prior approval of the Board of Directors of the Company subject to the Right of First Refusal in the Agreement;

(ii) make, or in any way participate in, directly or indirectly, alone or in concert with others, any “solicitation” of “proxies” to vote (as such terms are used in the proxy rules of the Securities and Exchange Commission promulgated pursuant to Section 14 of the Exchange Act) or seek to advise or influence in any manner whatsoever any person with respect to the voting of any voting securities of the Company;

(iii) form, join or in any way participate in a “group” within the meaning of Section 13(d)(3) of the Exchange Act with respect to any voting securities of the Company;

(iv) acquire, offer to acquire or agree to acquire, directly or indirectly, alone or in concert with others, by purchase, exchange or otherwise, (a) any of the assets, tangible and intangible, of the Company or (b) direct or indirect rights, warrants or options to acquire any assets of the Company;

(v) arrange, or in any way participate, directly or indirectly, in any financing (except for margin loan financing for shares presently beneficially owned) for the purchase of any securities or securities convertible or exchangeable into or exercisable for any securities or assets of the Company;

(vi) otherwise act, alone or in concert with others, to seek to offer to the Company or any of its stockholders any business combination, restructuring, recapitalization or similar transaction to or with the Company or otherwise seek, alone or in concert with others to control or change the management, Board of Directors or policies of the Company or nominate any person as a director of the Company who is not nominated by the then incumbent directors, or propose any matter to be voted upon by the stockholders of the Company; or

(vii) announce an intention to do, or enter into any arrangement or understanding with others to do, any of the actions restricted or prohibited under clauses (i) through (vi) above, or publicly announce or disclose any request to be excused from any of the foregoing obligations.

In addition, at any of the Company’s annual meetings of shareholders during the Standstill Period, the PL Capital Parties agree (i) to vote all shares they or any of them beneficially own of the Company in favor of the nominees for election or reelection as director of the Company selected by the Board of Directors of the Company and agree otherwise to support such director candidates, and (ii) with respect to any other proposal submitted by any the Company stockholder to a vote of the Company stockholders, to vote all of the Company shares they beneficially own in accordance with the recommendation of the Company’s Board of Directors with respect to any such stockholder proposal.

The PL Capital Parties further agreed that during the Standstill Period they would not nominate any other candidate for director of the Company or the Bank at any time (except, in the event of death, disability or resignation of Richard J. Lashley, a substitute nominee of PL Capital Parties, whose substitution would be subject to the approval of the Company’s Board of Directors in its sole discretion, provided that the selection by the PL Capital Parties of John W. Palmer as a substitute nominee would be deemed approved by the Company’s Board of Directors).

The Agreement is attached hereto as Exhibit 10.1, and the foregoing summary of the Agreement is qualified in its entirety by reference to the Agreement.  For more information, reference is made to the Company’s press release dated August 1, 2011, a copy of which is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

Item 2.02Results of Operations and Financial Condition

On August 1, 2011, the Company announced its unaudited financial results for the three and nine months ended June 30, 2011.  For more information, reference is made to the Company’s press release dated August 1, 2011, a copy of which is attached to this Report as Exhibit 99.1 and is furnished herewith.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 29, 2011, the Company and the Bank expanded their Boards of Directors by one member and appointed Mr. Lashley as a director of both entities.  Mr. Lashley was appointed pursuant to the terms of the Agreement described in Item 1.01 herein.  No determination has been made at this time as to any specific committees of the Company’s Board of Directors to which Mr. Lashley may be appointed.  There are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Lashley had or will have a direct or indirect material interest.

For more information, reference is made to the Company’s press release dated August 1, 2011, a copy of which is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	The following exhibit is furnished herewith:
Exhibit 10.1
Standstill Agreement, dated July 29, 2011, between BCSB Bancorp, Inc. and Financial Edge Fund, L.P., Financial Edge - Strategic Fund, L.P., Goodbody/PL Capital, L.P., PL Capital, LLC, PL Capital Advisors, LLC, Goodbody/PL Capital, LLC,  John W. Palmer and Richard J. Lashley.

	Exhibit 99.1	Press Release dated August 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BCSB BANCORP, INC.

Date: August 2, 2011	By:	/s/ Joseph J. Bouffard
Joseph J. Bouffard
President and Chief Executive Officer